SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2002

FIBERNET TELECOM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue

New York, New York 10022

(Address of principal executive offices including zip code)

(212) 405-6200

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On July 25, 2002, we were notified by the Securities and Exchange Commission that Arthur Andersen LLP had notified it that Arthur Andersen was unable to perform future audit services for us, effectively terminating our relationship with Arthur Andersen. Consequently, as of July 25, 2002, Arthur Andersen will no longer serve as our independent auditor.

Arthur Andersen’s report on our financial statements for each of the years ended December 31, 2000, and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Arthur Andersen’s report on our financial statements for the year ended December 31, 2001 did include supplemental information regarding certain adjustments that were applied to restate our financial statements for 1999. Arthur Andersen’s report indicated such adjustments were appropriate and properly applied.

During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and the date of this Current Report, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and the date of this Current Report on Form 8-K, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission). We have requested Arthur Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and disclosures. While we have received no information from Arthur Andersen that it has a basis for disagreement with such statements, we have been unable to obtain such a letter due to the fact that the personnel primarily responsible for our account (including the engagement partner and manager) have left Arthur Andersen.

On August 7, 2002, based upon the recommendation of our Audit Committee and the approval of our Board of Directors, we engaged Deloitte & Touche LLP as our independent auditor for the fiscal year ended December 31, 2002.

During the fiscal years ended December 31, 2000 and 2001 and the subsequent interim period through August 6, 2002, Deloitte & Touche LLP was not engaged as our principal accountant to audit our financial statements nor was it consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC. (Registrant)

By:	/S/ MICHAEL S. LISS
Michael S. Liss President and Chief Executive Officer

Dated: August 20, 2002